Exhibit 99.1

THE CORNERSTONE OF NEXT GENERATION MOBILITY Analyst Day April 12 th , 2021

Disclaimer 2 This presentation (the "presentation") is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between REE Automotive Ltd. ("REE") and 10X Capital Venture Acquisition Corp ("10X") and related transactions (the "Transaction") and for no other purpose. No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate the Transaction. This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by 10X or REE or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between 10X and REE and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. 10X and REE disclaim any duty to update the information contained in this presentation. Viewers of this presentation should each make their own evaluation of REE, 10X and the Transaction and of the adequacy of the information contained herein and should make such other investigations as they deem necessary. Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. 10X’s and REE’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward - looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward - looking statements. These forward - looking statements include, without limitation, 10X’s and REE’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside 10X’s and REE’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to risks related to REE’s projected financial information, including the extent to which projections of revenues and unit sales will reflect actual results in the future, the extent to which REE can actualize the value proposition of the REE products including, but not limited to, cost efficiencies related to its business model with limited capital expenditure requirements and projected total cost of ownership, and the availability of mission - specific vehicles that maximize cabin and storage space on a smaller overall footprint, and other factors described in and related to the risk factor “REE’s projected financial information relies in large part upon internally developed assumptions and analyses, that if proven incorrect could result in significantly lower actual results”, which is included in the registration statement on Form F - 4 filed by REE with the SEC; the outcome of any legal proceedings that may be instituted against 10X or REE following the announcement of the Transaction; the inability to complete the Transaction, including due to the inability to concurrently close the business combination or due to failure to obtain approval of the stockholders of 10X; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regular reviews required to complete the Transaction; the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; costs related to the Transaction; changes in the applicable laws or regulations; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; the impact of the global COVID - 19 pandemic; and other risks and uncertainties indicated from time to time described in 10X's registration on Form S - 1, the proxy statement and registration statement relating to the Transaction, including those under “Risk Factors” therein, and in 10X and REE’s other filings with the SEC. 10X and REE caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward - looking statements, including projections, which speak only as of the date made. Neither 10X nor REE undertakes or accepts any obligation to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Disclaimer (Cont’d) 3 . Industry and Market Data In this presentation, 10X and REE rely on and refer to publicly available information and statistics regarding market participants in the sectors in which REE competes and other industry data. Any comparison of REE to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to REE. REE obtained this information and statistics from third - party sources, including reports by market research firms and company filings. While REE believes such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither REE nor 10X has independently verified the information provided by the third - party sources. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but 10X and REE will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Additional Information In connection with the proposed transaction, REE has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form F - 4 that includes a proxy statement of 10X in connection with 10X’s solicitation of proxies for the vote by 10X’s shareholders with respect to the Transaction and other matters as may be described in the registration statement. REE and 10X also plan to file other documents with the SEC regarding the Transaction and a proxy statement/prospectus will be mailed to holders of shares of 10X’s Class A ordinary shares. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FORM F - 4 AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about REE and 10X will be available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, when available, without charge, from REE’s website at https://ree.auto/. Copies of the proxy statement/prospectus can be obtained, when available, without charge, from 10X’s website https:// www.10xspac.com/. Participants in the Solicitations REE, 10X and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from 10X’s shareholders in connection with the proposed transaction. You can find more information about 10X’s directors and executive officers in 10X’s final prospectus dated November 24, 2020 and filed with the SEC on November 25, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Disclaimer (Cont’d) 4 . Financial Information The financial information contained in this presentation has been taken from or prepared based on the historical financial statements of REE for the periods presented. An audit of these financial statements is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement to be filed with the SEC by 10X in connection with the Transaction. Use of Projections This presentation also contains certain financial forecasts. Neither 10X’s nor REE’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of 10X’s or REE’s control. Additionally, the projections are based on current platform designs and if new platform designs are developed and/or implemented there is no assurance that the projections presented herein will be applicable. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Use of Non - GAAP Financial Measures This presentation includes non - GAAP financial measures, such as Adjusted EBITDA, revenues, Capex and Free Cash Flow. Adjusted EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization. Free Cash Flow is defined as cash flow from operations minus capital expenditures.10X and REE believe that these non - GAAP measures are useful to investors for two principal reasons: 1) these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; and 2) these measures are used by REE’s management and board of directors to assess its performance and may (subject to the limitations described below) enable investors to compare the performance of REE and the combined company to its competition. 10X and REE believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non - GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of the forward looking non - GAAP financial measures in this presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, REE is unable to predict with reasonable certainty the amount or timing of non - GAAP adjustments that are used to calculate these forward - looking non - GAAP financial measures. The non - GAAP financial measures included in this presentation may not be comparable to similarly - titled measures presented by other companies.

Today’s Presenters 5 Daniel Barel Co - Founder & CEO REE Ahishay Sardes Co - Founder & CTO REE Hai Aviv C FO REE Hans Thomas CEO & Chairman 10X Capital

7 Investment Thesis The Cornerstone of Next Generation Electric Mobility Tailwinds - Trillion dollar 1 global market undergoing rapid transformation - Regulatory environment; maturing technology; consumer behavior Team - Entrepreneurial & industry experienced Technology: The Corner - Elegant, disruptive – with 60+ patents - Differentiated offering – superior platform TAM: Largest 2 in Peer Group - Best approach: Horizontal B2B business model - Build platforms in multiple sizes, for multiple applications, faster and at lower cost - Completes other EV makers and suppliers, doesn’t compete Traction / Go - to - Market Momentum - Starting in highly profitable market segment - Blue - Chip strategic partners, customers, investors - Scalable, capex - light model Highly Differentiated from other EV Offerings - REE’s tech & business model are agnostic to who or what wins, as market develops - Battery vs. Fuel Cell - Autonomous vs. Human Driven - Startups vs. Incumbents (RE: OEMs, Manufacturers or component suppliers) - Real, essential Tech. Real, diverse Market Validation. Real Competitive Moat. Option 1 R E E / 1 0 X : W I P (1) Based on REE’s projected average selling price and Frost & Sullivan Forecast (2) See slide : Unique Technology & Go - To - Market Strategy Relative to New Mobility Players

7 REE’s Vision We strive to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform

8 Part 1: REE 101

REE's Value Proposition – Beyond EVs

Modularity
Complete Freedom of Design

Future-proof – Agnostic to vehicle dimensions, payload, power source and driver. Upgradeable functionality over time.

Industry's flattest platform enables much more room for passengers, cargo and batteries (longer ranges for fewer routes)

Customized body design, performance, ADAS level, functionality and service layers for mission-specific applications

Product Technology
Maximum Function & Operational Efficiencies

Single Wheel XBW technology – Proprietary technology meshing e-motors, steering, braking, suspension and control components into one complete system controlled by a network of ECUs

Low TCO[1] – Highest volumetric efficiency, lower maintenance costs, robust designs, and longer lifecycles via upgradeable corners and bodies

Design for Serviceability – Quick corner swap capabilities enable low MTTR and minimal spare part inventories due to maximum common components

Execution
Speed to Market While Mitigating Risks

Horizontal player for maximum speed to market, for minimum investment, and with superior variable cost structures

CapEx-light integration strategy – minimal capital investments, simplified processes, multiple global locations for optimal global footprint

Extensive network **of global partners** – including leading automotive suppliers, for reduced risk associated with new technology

R3E

(1) Assumes 36,500 km in operation per year for a 10 years period Total Cost of Ownership includes purchase price + energy cost + infrastructure cost + maintenance cost less residual value. Competitor data based on publicly available information and statistics regarding market participants in the sectors in which REE competes and analyzed by REE internal research team. Diesel vehicle compliant with Euro 6 standards

9

REEcorner TM The Cornerstone of Next Generation Electric Mobility Modularity - Modular vehicle architecture (supports a wide variety of size, weight and bodies) - Power source agnostic (BEV or FCEV) - In house development of single wheel X - by - wire technology (SBW, BBW, DBW) - Low center of gravity, smaller footprint and more space 1 Serviceability - Superior total cost of ownership (TCO) 2 - Minimal downtime with quick REEcorner TM replacements - Upgradeable via OTA (over the air) Smart Corners - Advanced data collection and analytics - Preventative maintenance AI - Autonomous - ready - Fail operational, full redundancy without a single point of failure Meets Zero - Emission Regulations 10 (1) Based on current REE design and REE internal research team (2) See slide: Superior Total Cost of Ownership

Only fully horizontal player 2 • The largest addressable market • Unified and complete full system solution • Can collaborate with a variety of market players R EE ' s C o r n e r s tone S o l ut i o n 1 Horizontal Player for Maximum Addressable Market 11 (1) Based on publicly available information, based on US classifications (2) See slide : Unique Technology & Go - To - Market Strategy Relative to New Mobility Players

Go-to-Market Strategy

Brand Owners[1]

- Logistics
- Fleets
- Tech Companies
- Commercial Operators
- MaaS
- OEMs

$$$ →

Contract Manufacturers



$$ →

Powered by ***REE***

REE's collaborations with leading contract manufacturers will allow it to:

- Build full MEVs 'Powered by REE'
- Jointly Go-to-Market
- Utilize current relationships and sales channels

Tier 1

- ePowertrain
- Steering
- Braking
- Suspension

Tier 2

- Battery & BMS
- Power Electronics
- Chassis
- Silicon Chips

Additional Layers

- Autonomy
- DaaS
- Maintenance
- Aftersales

(1) TAM / Target Brand Owners

REE 12

13 • Step 1: Align with Key Strategic Partners from Largest TAM Target strategic EV market players starting with commercial and MaaS applications • Step 2: Develop a Global and Diverse Customer Base Conduct due diligence and market potential analyses with the most strategic and progressive potential customers and partners • Step 3: Secure Market Opportunities and Increase Market Penetration Secure MOUs that memorialize strategic plans and opportunities as well as establish business foundations • Step 4: Capitalize on Market Opportunities Commit to strategic agreements based on MOU strategic goals as well as advance market intelligence gained from BD phases • Step 5: Increase Production Capacity and Execution Capabilities Identify and establish strategic locations for point - of - sale Integration Centers • Step 6: Deliver on Time, At Scale, Globally and Across Segments Advance to the production phase supported by supply agreements/purchase orders from distinct programs and revenue streams • Step 7: Secondary Revenue Streams Implement robust service program and revenue stream by providing maintenance, data services and aftermarket upgrades Business Strategy Path to Market Leadership

REE's Cornerstone Solution To Power Mission Specific Applications 1 27 183 MD Truck 220 1,634 E - L C V 61 1,700 AD Last Mile 47 8,403 E - Shuttle, Robo Taxi, MaaS 2021 2030 2 , 739 22,822 Passenger *Units in Thousands Logistics & Cargo Applications Mobility - as - a - Service Applications 14 $700 Bn+ 2 Total Market O pp o r t u n i t y (1) Based on Frost & Sullivan Forecast These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. (2) Based on REE’s average selling price and Frost & Sullivan Forecast

2 1 1 1 1 1 Class 2 & 7 $430 Bn Class 2 & 3 NA C la s s 1 3 $51 B n C la s s 7 - 8 $700 B n C la s s 8 $94 B n C la s s 2 3 $65 B n 1 20,000 ($1.2 Bn) 116,000 (NA) (NA) 14,600 ( $10 . 2 B n ) 1,500 (~$0.3 Bn) 100,000 ( ~$5 B n ) US, UK, Germany, Russia, Netherlands US US US, EU US, Canada US # of Platforms 3 Address a b le Market Class 1 - 6 $700 Bn 4 Pipeline 260,000 2 ($5.1 Bn) by 2026 Global Footprint Israel, US, UK, Germany, Japan Go - To - Market Partners Production Partners Unique Technology & Go - To - Market Strategy Relative to New Mobility Players #1 in all 6 categories 15 Source: Pitchbook, S&P Global Market Intelligence, Investor Presentations, Company Filings and Company Website. (1) Includes option to order additional 10,000 units. (2) Potential opportunities based on current agreements and advance pipeline, see slide: Strong and Diverse Customer Pipeline. (3) Primary market TAM. Canoo data from S - 1 filing in January 2021 and Lordstown data from investor presentation in January 2021. (4) Based on REE’s average selling price and Frost & Sullivan Forecast 2030E TAM.

Industry Disruptor Positioned for Long-Term and Sustainable Growth

REE will be the cornerstone for future electric vehicles



Scalable and modular corner technology for broad range of EV and AD vehicles

- Massive and rapidly growing TAM
- 3.1M units today, projected to grow to 13.1M in 2025 and 34.7M in 2030[1]

Unique horizontal approach and rapid platform development cycle

- Developing 3 functional platform classes for multi-segment coverage
- Power agnostic (BEV & FCEV)

Collaborative go to market strategy de-risks path to commercialization

- Announced collaborations on GTM with Magna, Hino, Mitsubishi Corporation
- Validates demand across multiple markets

Groundbreaking and proprietary technology (REEcorner™)

- 60+ patents across design, component engineering & software

Strong global automotive Tier 1 network de-risks execution path

- Capex light and flexible manufacturing approach
- Start of Production (SOP) 2023 CY2

(1) Based on F&S forecast, total global EV market. These projections are for illustrative purposes only and actual outcomes may differ materially.
(2) See slide Strong and Diverse Customer Pipeline
(3) See slide : REE's Strategic Integration Center Plan

16

Key Achievements Since Announcement Day

On-Track for 2023 SOP[1]

Commercial

Magna
Strategic Partnership

MEV Program:

- Develop and manufacture new Modular EVs 'Powered by REE' where Magna completes the vehicle body and homologates
- Establish Go-to-Market teams to identify world-leading tech & MaaS company opportunities

MaaS Program:

- Explore global MaaS business model opportunities for Light Commercial Vehicles

Other

- Cooperation and supply agreement with MaaS provider
- MOU with OEM
- Strategic development agreement with leading autonomous vehicles company in passenger and goods transportation

Production

Engineering Center
New UK Center of Excellence

- Accelerate engineering design, validation, verification and testing, as well as product homologation
- Support REE's Capex-light global manufacturing strategy of multiple integration centers

Technology

- 5 new and improved REEcornerTM architecture designs to support the broadest range of commercial EVs
- Advanced testing of B sample REEplatform™ for several programs
- 44% growth in global headcount with majority in tech and engineering



REE

(1) Timing and locations represent management expectation and are subject to change

18 Part 2: Tech Overview

Smart REEcorner™ – Unique Design with a Focus on Performance and Safety

REEcorner™

- All components housed in the wheel arch; pre-certified for safety
- On-board e-motor fixed to chassis allows rotation at high speeds, leading to better driving efficiencies and safety (protected high voltage lines in the chassis)
- Motors are positioned inboard as fully sprung masses, unlike in-wheel/hub motors

Single Wheel X-by-Wire Technology

- Full SBW/BBW/DBW
- Improved vehicle dynamics from independent wheel control (steering, braking, torque)
- Perfect Ackermann geometry adjusts for different speeds, vehicle slip angles and various conditions
- Maintains adjustability of KPI angles (camber, caster, scrub radius, kingpin angle, etc.)
- Fully Redundant Systems with data gathering capabilities
- Robust encrypted communications
- AD ready


Sub-Frame
Damper & spring
Gear
e-Motor
On-board braking system
Torque transfer

R3E
19

Smart REEcorner™ – Unique Design with a Focus on Performance and Safety

Zone Architecture & Enhanced ESP

- REEcenter ECU is the primary "brain" of the platform, controlling all corner level functions
- REEcorner™ ECUs individually control all braking, steering, & traction components for Best-in-Class ESP, logging all sensor data for offline or cloud-based analysis

Autonomous Ready

- Single wheel XBW (Drive/Steer/Brake) Architecture
- State-of-the-art safety redundancies in case of failure

Data Logging

- All data collected uses a separate protected CAN
- Malware attacks blocked via proprietary protocols

ISO 26262 ASIL D Pre-Certified

- ISO's 26262 V-model compliant from design to validation
- TÜV ASIL D certification in process

Preventative Maintenance AI & OTA Updates

- Identification of malfunctions before they occur & instant failure reporting
- Secured, hash key protected, over the air updates
- Reduced maintenance costs –performing maintenance only when needed


REEcorner ECU
REEcorner ECU
REEcenter ECU
BMS
REEcorner ECU
REEcorner ECU
Control
Error + Status
Power

R3E
21

15 6 10.7 11 13.8 ĂƌŐŽ  sŽůƵŵĞ  ;ŵ ϯ Ϳ Best - In - Class Specifications Across e - LCV Classes 1 22 REEcorner TM & Control technology enables the most functional vehicles across key segments. 2.68 1.17 1.79 1.81 Ϯ͘ϰ Cargo Volume / Length (m3/m) Class 2 Vehicles More Cargo Volume & Cargo Volume per meter length – carries more, less routes (1) Based on publicly available information and statistics regarding market participants in the sectors in which REE competes. REE information based on current Class 2 and Mid and Short haul design (2) Compare to Mercedes eSprinter 2 , 500 >ĞŶŐƚŚ Cargo Volume Sprinter 144’’ 5,925mm 10.5m 3 M e r ce d es eS pr i nt er 6,088mm 11.0m 3 Short haul powered by REE 5,600mm 15.0m 3 ϴ й ^ŚŽƌƚĞƌ Ϯ 36% more space 2 2,040 5,600

Best - In - Class Specifications Across e - LCV Classes 1 23 5 .8 ϭϮ ͘ ϵ 13 . 6 15 . 7 12 . 9 Turning Radius (m) 40 55 . 7 61 . 5 ϳϮ ͘ ϵ 45 Step in Height (cm) 80 41 36 35 67 DĂǆ  ĂƚƚĞƌǇ  ĂƉĂĐŝƚǇ  ;ŬtŚͿ Max Battery Capacity – longer distance capabilities for more transactions / route Low Step Height – better ergonomics for driver, more cargo volume for a given vehicle height Minimal Turning Radius – better maneuverability & drivability in urban areas (1) Based on publicly available information and statistics regarding market participants in the sectors in which REE competes. REE information based on current class 2 design. ůĂƐƐ  Ϯ  sĞŚŝĐůĞƐ

Extensive IP Portfolio Across Design, Component Engineering & Software

~60 Patents[1]

REEboard

- Flat chassis
- Control systems and electrification



REEboard + REEcorner™

- Redundancy and safety
- Modularity
- Operational Synergy between REEcorners™
- Energy efficiency & performance
- Fast replacement and activation

REEcorner™

- High performance compact suspension
- Extended steering per volume
- In-corner brake system
- Integrated powertrain
- Interfaces to external & remote systems
- Smart Service & Maintenance AI with OTA updates
- Smart corners
- Efficient off-vehicle servicing

(1) Pending and granted patents

24

Technology Comparison

REE vs. Conventional EV Platforms

REEcorner™ EV Platforms



Conventional EV Platforms



REE's advantages

Modularity

Agnostic to vehicle parameters such as size, shape and weight

Serviceability

Superior TCO[1] enabled by REEcorner™ under an hour Corner to Corner replacements

Motor Placement

Positioned inboard as a fully sprung mass (unlike Hub Motors which increase unsprung mass)

Steering Technology

Proprietary Single Wheel Steer-by-Wire systems designed with available All Wheel Steer (AWS)

Braking Technology

Proprietary Single Wheel Brake-by-Wire system designed to enable better response time (TTL), full redundancies and higher performance

Power Source

Agnostic to power source (battery or fuel cell)

Autonomous Drive

REE technology designed to manage all vehicle dynamics functions, allowing for smoother and safer autonomous driving and faster time to market

REE

(1) Assumes 36,500 km in operation per year for a 10 years period Total Cost of Ownership includes purchase price + energy cost + infrastructure cost + maintenance cost less residual value. Competitor data based on publicly available information and statistics regarding market participants in the sectors in which REE competes and analyzed by REE internal research team. Diesel vehicle compliant with Euro 6 standards

25

26 WĂƌƚ  ϯ ͗  ǆĞĐƵƚŝŽŶ  KǀĞƌǀŝĞǁ

REE Offers a Unique Value Proposition to OEMs

Integration of REEcorner™ modules into OEM flat EV platforms enables fast and efficient entry to EV markets

Cost Efficiencies

- Seamless integration of OEM technology and supply chain (ie. battery, body, etc.)
- Minimized in-house development for resource and CapEx savings
- Superior Design for Manufacturing & Serviceability for reduced vehicle assembly and aftersales costs

Short Time to Market

- Short design, development and assembly cycle enables agile reactions to evolving business models, market opportunities, regulations and competitive actions
- Integrated powertrain components & control systems, pre-certified for safety
- Adoption of REE technology can facilitate ADAS Technology implementation through to Level 5

Incremental Revenue

- Scalable and modular platform technology for maximum market coverage, enabling entrance into new segments and services
- Complements OEM transitions to software and service monetization, supporting incremental application layers with REE's network of partner experts
- Integrated DaaS capabilities for aftersales revenue and service offerings


R∃E

27

REE Offers a Unique Value Proposition to Service Providers (MaaS & Logistics)

REEcorner™ technology enables the development of mission specific vehicles, allowing mobility players and service providers to concentrate on core areas of expertise. Service Providers must no longer be limited to off the shelf offerings

Modularity

- Any level of customized body, functionality, ADAS capability and service layers for mission specific applications at required quantities
- Platforms capable of supporting more than one body for multi-purpose units - maximum uptime, usage, and revenue generation
- Facilitates comprehensive global strategies – core component and system commonalities yet optimized for local market regulations & needs

Functionality

- Best-in-Class[1] functional capabilities across segments and classes – cargo space, battery capacity agnostic of type, ergonomics, maneuverability and payload
- Robust Data collection capabilities and network of partner experts for DaaS layers
- Future proofed – modular and highly functional technology allows for upgradeable corners and additional layered services to meet evolving needs

Lower TCO and Cost Efficiencies

- Optimized Design for Serviceability and corner swap capabilities enable low MTTR[2], minimal spare part inventories due to maximum common components, and longer lifecycles via upgradeable corners and bodies
- Operational efficiencies from a single global strategy - wide fleet implementation with comprehensive unmatched preventative maintenance AI and OTA upgrades
- Industry's flattest[3] platform enables much more room for passengers, cargo and batteries (longer ranges for fewer routes)



(1) Based on publicly available information and statistics regarding Class 2 Vehicles in the sectors in which REE competes.
(2) Mean time to repair
(3) Based on publicly available information and statistics regarding market participants in the sectors in which REE competes.

28

Production Roadmap


2020
2021
2022
2023
2024
Q1
Q2
Q3
Q4
Key Events
1st Engineering Center Established - UK
Announced on Feb 16th
First IC Established U.S.
2nd IC Established Germany
3rd IC Established Japan
4rt IC Established TBD
Engineering Design
Product & systems engineering center driving customer program management & delivery
Production Intent
Vendor Networks Validated
Pilot Manufacturing
Safe Launch factory and process template
Purchasing
Vendor approval & RFQ
Samples
Build 1
Verify
Serial production supply and network optimization
Validation & Verification
Proof of concept
Completed
Design Validation
In Progress
Alpha Verification
EC Lead
Beta Verification
EC Lead
Pilot Capability
LFS
Build Units
OTOP
Ramping globally 15k units
Ramping Globally 110k units

REE

(1) Timing and locations represent management expectation and are subject to change

29

U . S . A . 1 G e rma n y 2 : Ă Ɖ Ă Ŷ 3 R EE ’ s S t r a t e g ic I n t e g r a t i o n C e n t e r P la n 1 Land & Building: 43% Assembly & Testing: 33% O t he r : 23% $15 M Total Cost per IC 2 Globally Distributed Integration Centers 2021 - 2023 Planned Integration Centers ϯϬ New F acili t ies 1 1 2 3 4 4 բ  ZǁŝůůĂƐƐĞŵďůĞĐŽŵƉŽŶĞŶƚƐ Ăƚ ŝƚƐ ŝŶƚĞŐƌĂƚŝŽŶ  ĐĞŶƚĞƌƐ͕  ƚŚƵƐ  ƌĞĚƵĐŝŶŐ  ĂƉĞǆ  ƌĞƋƵŝƌĞŵĞŶƚƐ բ  ǆƉĞĐƚ  ƚŽ ŚĂǀĞ  Ă  ŶĞƚǁŽƌŬ  ŽĨ  ϭϱ  ŝŶƚĞŐƌĂƚŝŽŶ  ĐĞŶƚĞƌƐ  ďǇ  ϮϬϮϲ  ǁŝƚŚ ĂŶŶƵĂů  ĐĂƉĂĐŝƚǇ ŽĨ  Ε ϲϬϬ Ŭ  ƵŶŝƚƐ $22 $26 $57 $126 $214 Ψ ϯϯϱ 2 0 21 Ϯ Ϭ ϮϮ 2 0 23 2 0 24 2 0 25 2 0 26 Set - up of Integration Centers dŽŽůŝŶŐ  Θ  KƚŚĞƌ  ĂƉĞǆ 40 ϴϬ 160 280 440 600 2 0 21 Ϯ Ϭ ϮϮ 2 0 23 Ϯ Ϭ Ϯϰ 2 0 25 2 0 26 New Capacity Existing Capacity Annual Capex Spend 2 ($ in Millions) ǆƉĞĐƚĞĚ  /ŶƚĞŐƌĂƚŝŽŶ  ĞŶƚĞƌ  ĂƉĂĐŝƚǇ  ;hŶŝƚƐ  ŝŶ  dŚŽƵƐĂŶĚƐͿ (1) Cost, timing and locations represent management expectation and are subject to change. These projections are for illustrative purposes only and actual outcomes may differ materially. (2) Includes Capex for machinery and tooling, R&D engineering centers, replacement and refurbishment, and other

Superior Total Cost of Ownership

Vehicle
- Superior footprint, weight, cargo volume and payload attributes
- Better maneuverability & faster parking
- Extra space to carry more goods per route
- Low center of gravity
- Flexible battery packaging for maximum range

Maintenance Costs
- Quick REEcorner™ replacements – efficient module swaps for reduced Mean Time to Repair (MTTR)
- Reduced scheduled maintenance via Preventative Maintenance AI
- Minimal downtime

Power and Infrastructure
- Power agnostic (BEV or FCEV)
- Modular pack configurations
- Fast and smart charging

Lifecycle
- Built to last, >12 years lifecycles
- Body can be rebuilt without changing corners
- Power source upgradeable over time
- Component and function upgrades over time

Total Cost of Ownership[1]


$73,915
$91,250
$144,545
REE P4 Electric
2023 CY
$0.20/km
Electric
2023 CY
$0.25/km
Diesel
2021CY
$0.40/km

Class 2 Vans

19% reduction from new generation EV Vans
49% reduction from traditional Diesel Vans


$109,565
$118,770
$269,210
REE P7 Electric
2023 CY
$0.30/km
Electric
2021 CY
$0.33/km
Diesel
2021CY
$0.74/km

Class 4 Vans

8% reduction from EV Vans
59% reduction from traditional Diesel Vans

Further benefits can be realized at the Fleet Level[2]:


Fleet Size
Output
REE Fleet Size
Output
REE Fleet Size
Output

Baseline – Traditional Fleet

Option 1: Less Vehicles in Fleet
26% TCO savings from downsizing fleet

Option 2: More output
29% TCO savings vs comparable larger fleet

(1) Assumes 36,500 km in operation per year for a 10 years period Total Cost of Ownership includes purchase price + energy cost + infrastructure cost + maintenance cost less residual value. Competitor data based on publicly available information and statistics regarding market participants in the sectors in which REE competes and analyzed by REE internal research team. Diesel vehicle compliant with Euro 6 standards

(2) Assumes Traditional Fleet represents 20 Class 4 vehicles each delivering 300 packages daily, REE Fleet vehicles with 30% more carrying capacity. Fleet and usage data based on publicly available information and statistics regarding logistics operations analyzed by REE internal research team. Does not include savings associated with driver efficiencies.

31

Attractive Single Platform Unit Economics

Platform 4T – Up to 4-ton
Light-Duty Commercial Vehicle



Total Vehicle Cost

System	Cost
REE Platform	**$25,000**
Battery[3]	$10,800
Body[4]	$9,600
Total Vehicle Cost	**$45,400**

Bill of Materials at Mass Production[1]



$25,000
$6,312
$2,668
$5,764
$1,295
~ 36%
Gross Profit Margin
$8,961
Gross Revenue
Platform[2]
Front Corners
Rear Corners
Labor & Others
Platform Gross Profit

Comparable LCV MSRPs ($ in k)[5]



Volkswagen e-Crafter 5.5T
$76
Mercedes eVito 3.2T
$50
Volkswagen ABT eTransporter 3.2T
$57
Master ZE 3.1T
$67

REE

(1) Example calculation based on current P4 platform.
(2) Excludes drive motors and battery.
(3) Estimated cost based on comparative LCV models. Assumes $180 / KWh
(4) Estimated cost based on comparative LCV models.
(5) MSRP, excluding taxes and grants. Based on publicly available information and statistics regarding market participants in the sectors in which REE competes.

32

Our Partners & Investors[1]

Key Strategic Partners & Cooperation Highlights

Mahindra — One of the largest EV manufacturers with a unique cost structure and global footprint. *MOU to explore strategic collaboration of jointly developed all-electric commercial vehicles for global markets.*

HINO — Hino Motors is the medium and heavy-duty truck arm of **Toyota**, and a leader in MaaS & electrification. *Announced cooperation at the Tokyo Motor Show 2019.*

KYB — KYB is a top 5 Tier-1 supplier of shock absorbers, air suspension and power steering systems. *Partnership to develop suspension capabilities.*

IOCHPE-MAXION — Maxion Wheels is one of the world's largest wheel manufacturer and a leader in truck chassis systems. *Partnership to co-develop and manufacture exclusive wheel design and chassis solutions.*

Key Strategic Investors & Partners

AAM — American Axle & Manufacturing is a global Tier-1 supplier in driveline, powertrain, and casting technologies.

Mitsubishi Corporation — **Mitsubishi** Corporation is Japan's largest trading company. *Business, partnerships and marketing cooperation.*

MUSASHI — Musashi Seimitsu is one of the world's largest powertrain manufacturer and is partially owned by **Honda** Motor Co., Ltd. *Announced collaboration on a foundation for future electric vehicles at Frankfurt Motor Show 2019.*



OEM Partnership

Targeting global volumes of 200,000 to 250,000 eLCV units, the Strategic MOU Collaboration with Mahindra leverages REE's corner module and modular platform technology and Mahindra's vehicle design, engineering, sourcing capability and manufacturing assets.



OEM Cooperation

HINO FlatFormer

The idea of the Flatformer concept was initiated by Hino Motors, the leading company of commercial vehicles in Japan, to deliver optimized space, flexibility and energy efficiency to customers. With a shared vision of creating a sustainable future, REE and Hino cooperation was showcased in the FlatFormer modular concept model, a super-flexible chassis that optimizes electric mobility solutions.

(1) Represents both recent and current cooperation activities and/or strategic partners. Companies' information based on publicly available information.

REE 33

Key Leadership



Daniel Barel Co-Founder & CEO

- Visionary leader and serial entrepreneur with a successful track record of building and leading technology companies including SoftWheel, SpecterX and CAUTES
- Strong foundation in Economics and Game Theory from the Hebrew University in Jerusalem



Michael-John Charlton COO

- 25+ years of experience in automotive operation & production
- Served as SVP for Tenneco Automotive, leading the global production expansion and plant establishment
- Previously served as Lead Director at TRW Automotive



Micha Risling VP BD

- 20+ years experience in building and leading new organizations, geographies, products and teams
- Served as SVP Business Development, Product and Marketing and the Head of Automotive at Valens



Mati Shani VP Program Management

- 20+ years of product and project management experience.
- Served in global high-tech companies including Innoviz, Nova and HP
- Expert at strategic planning, product and program management



Ahishay Sardes Co-Founder & CTO

- 15+ years of experience in leading multi-national R&D teams
- Deep knowledge and experience in mechanics, engineering and prototyping
- Previously served in senior leadership roles at SoftWheel and ZIV-AV Technologies



Keren Shemesh CMO

- 20+ years of multidisciplinary experience in B2B marketing
- Served in various leadership roles in high-tech companies in telecom, IoT and IR4.0
- Holds a BSC in Electrical Engineering



Angelique Strong Marks General Counsel

- 25+ years of legal experience
- Strong automotive background at leading Tier1 companies and previously served as Chief Legal Officer of four large multinational corporations
- Holds Juris Doctor, B.S in Finance and MBA in Finance and Management



Tali Miller Levin VP Corporate Development

- 20+ years of business development and managerial experience in telecom, hi-tech and environmental sectors
- Strong background in M&A and financing
- BA in Economics from Tel Aviv University and MBA from INSEAD



Hai Aviv CFO

- 15+ years of financial management experience
- Previously served as CFO at Beyond Air (XAIR) and Babylon Ltd (BBYL)
- CPA and holds B.A. in Business Accounting and MBT in Business and Taxation



Ohad Stauber VP R&D

- Industry veteran with 20+ years technology experience, previously from Intel and OSR
- Experience leading engineering teams in high-performance, results-driven environments
- BSc from Technion, Israel Institute of Technology and EMBA from Tel-Aviv University



Limor Raz VP HR

- Extensive HR management experience in leading tech companies
- Planning & implementation of HR strategy focused on business objectives, global recruitment, organizational growth & performance management



Peter Dow VP Engineering

- 25+ years' experience in automotive industry
- Senior leadership roles in Lotus Cars, Geely Auto, Tata Technologies
- Ph.D. in Mechanical Engineering & Masters in Industrial Engineering

Highly-experienced talent pool fusing auto and tech

REE

34

10X Capital Has a Strong Track Record of Investing in Great Companies and SPACs



Hans Thomas CEO & Chairman

- Founder @ 10X Capital
- 20+ Yrs. Wall St. & Silicon Valley
- Entrepreneur, VC + SPAC investor
- Featured in Bloomberg, WSJ, etc.



David Weisburd COO & Head of Origination

- Co-Head of Venture @ 10X Capital
- Founder, Growth Technology Partners (acquired by 10X)
- Partner, Flight Ventures



Oliver Wriedt President & Head of Capital Markets

- 25+ Years Experience
- Co-CEO @Vibrant Capital $7.3B AUM
- Co-CEO @CIFC $30B AUM
- Partner @GoldenTree $40B AUM



Guhan Kandasamy CFO

- Chief Credit Officer @ 10X Capital
- 17 Yr. track record @Fannie Mae, DBRS, CoreLogic, Opera/Electrif.ai
- MBA Finance from Oxford



Woodrow H. Levin Board Member

- Board Member: DraftKings since 2013 (SPAC Exit 2020)
- Founder & CEO: Extend
- Founder & CEO Estate Assist (acquired by DocuSign)



Chris Jurasek Board Member

- 25+ Yrs. Tech Private Equity Leader
- Board Member: ConvergeOne (SPAC Exit 2018)
- President, JetSmarter; CEO Eagleview
- Operating Executive, Clearlake



Ziggy Jonsson Board Member

- Senior Partner @ 1/0 Capital
- Tech Founder @Better, Climb, Future Finance & TheNumber
- Former Head of Structured Credit @Bank of America



Gil Penchina Board Observer

- Investor: LinkedIn, Paypal, Fastly, Cruise (acquired by GM), Rent the Runway, Discord, Dollar Shave Club, Carta, Wealthfront
- Ran M&A and International expansion @eBay 1998-2006

SPAC / IPO Track Record[1]

DraftKings | Palantir[3] | Compass Therapeutics[2] | Wish | ConvergeOne

Selected Portfolio Companies[4]

23andMe | better.com | carta | PayPal | LinkedIn | Robinhood | pipefy | headspace | ripple | vicarious | TONAL | ALPHAFLOW

R3E

(1) Includes transactions attributable to SPAC management, board & sponsorship group, on target and acquirer side
(2) Biotech "two-step" APO reverse merger transaction
(3) Direct listing, NYSE:PLTR
(4) List is representative & not exhaustive

35

Go-to-Market Strategy – Magna Case Study


Body, interior and AD
To be manufactured by Magna
REEboard to be
manufactured by REE
MAGNA
Powered by REE
Jointly Go-to-Market
Brand Owners[1]
– Logistics
– Fleets
– Tech Companies
– Commercial Operators
– MaaS
– OEMs

<u>Strategic collaboration takeaways:</u>

- Aims to bring to market fully Modular Electric Vehicles (MEVs) 'Powered by REE',
- Joint business development teams to proactively GTM
- Targeting leading tech companies & e-Mobility players seeking to build their own automotive brand
- Utilize both parties' current relationships and sales channels to develop GTM models
- Explore global MaaS opportunities for LCV

(1) TAM / Target Brand Owners

36

ϯϳ WĂƌƚ  ϰ ͗  &ŝŶĂŶĐĞ  KǀĞƌǀŝĞǁ

REE's Innovative Platform Serves $700 Bn+ Total Addressable Market (TAM)[1]

Significant Growth Expected in Each of REE's Target Opportunities[2]

Scalable Modular Architecture Supports All Mission Specific EVs



MD Truck / EV Bus
E-LCV / EV Shuttle
Mid Mile Delivery
Robo Taxi / PV
Last Mile Delivery

TAM Breakdown[1]



Passenger Vehicles: 60%
$700 Bn+[1] Total Market Opportunity
Autonomous Delivery: 4%
Light Commercial Vehicles: 6%
Mid Duty Commercial Vehicles: 2%
E-Shuttles and Robotaxi / MaaS: 28%



31% CAGR[3]
3.1
4.4
6.4
9.3
13.1
15.3
19.1
24.3
29.3
34.7
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Total EV TAM (Units in Millions)[1]

(1) Based on REE's average selling price and Frost & Sullivan Forecast
(2) Based on Frost & Sullivan Forecast
(3) These projections are for illustrative purposes only and should not be relied upon as being necessary indicative of future results

38

Robust Projected Revenue Growth[1]

Active Projects Highlights

- $19Bn+ total cumulative revenue by 2026[1]
  - Multiple signed strategic collaborations support $5.1Bn of total projected cumulative revenue by 2026, or 27% of total projected revenues
  - $14.0Bn in Advanced Pipeline stage by 2026
- Partners include leaders in EV and autonomous driving across Automotive, Logistics, and Mobility / Tech

Total Pipeline Revenue by Segments ($ in Billions)



Autonomous Delivery
Light Commercial Vehicles
Delivery Vans and Trucks
Mid Duty Commercial Vehicles
Mobility as a Service (MaaS)
0.3
2.7
5.7
10.4
2023
2024
2025
2026

Execution focus

- **Strategic collaborations :**
  - Strategic collaboration agreement with Magna
  - Strategic development agreement with leading autonomous vehicles company in passengers and goods transport.
  - Co-operation and supply agreement with MaaS provider
  - MOU with global logistic company
  - MOU with commercial vehicle OEM
  - MOU with Mahindra

Segment	Strategic collaborations	Advanced Pipeline	Total # of Programs
Autonomous Delivery		2	**2**
Light Commercial Vehicles	2	3	**5**
Delivery Vans and Trucks	1	3	**4**
Mid Duty Commercial Vehicles	1		**1**
Mobility-as-a-Service (MaaS)	2	2	**4**
Total	**6**	**10**	**16**

REE Confidential and Propriety Information

(1) Actual revenues may differ materially from projections. As referenced above, the Company's "strategic collaborations" consist of MOUs and collaboration agreements. They may be modified or cancelled pursuant to their terms. "Advanced Pipeline" Reflects initial discussions with potential customers and initial revenue assumptions based on such programs. "Total number of programs" reflect both strategic collaborations and advanced pipeline to which REE has devoted its teams or certain company resources.

39

Strong and Diverse Customer Pipeline[1]


Total Pipeline Revenue by Stage ($ in Billions)
Strategic Collaborations
Advanced Pipeline
0.3
2.7
5.7
10.4
2023
2024
2025
2026


Cumulative 2021E – 2026E Revenue By Stage
Strategic Collaborations
$5.1Bn / 27%
Advanced Pipeline
$14.0Bn / 73%
Total: $19.1Bn


Cumulative 2021E – 2026E Revenue by Segments
Mobility as a Service (MaaS)
10%
Autonomous Delivery
15%
Mid Duty Commercial
Vehicles
18%
Light Commercial
Vehicles
27%
Delivery Vans and Trucks
29%
Total: $19.1Bn


Cumulative 2021E – 2026E Units By Stage
Strategic Collaborations
260K / 35%
Advanced Pipeline
477K / 65%
Total: 737K Units

REE Confidential and Propriety Information

(1) Actual revenues may differ materially from projections. As referenced above, the Company's "strategic collaborations" consist of MOUs and collaboration agreements. They may be modified or cancelled pursuant to their terms. "Advanced Pipeline" Reflects initial discussions with potential customers and initial revenue assumptions based on such programs. "Total number of programs" reflect both strategic collaborations and advanced pipeline to which REE has devoted its teams or certain company resources.

40

Attractive Margin and Free Cash Flow Profile 41 - Reductions in material and labor / overhead as production volume increases - Leverage partner manufacturing capabilities (64) (124) (100) (137) ϮϬϮϭ ϮϬϮϮ 2023 2024 2025 2026 307 770 1 70 710 1,757 (2%) (0) 6% 20% 26% 31% 31% 3,247 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 (42) (96) (6) 275 904 1,693 (2%) 10% 16% 16% 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 Gross Profit ($ in Millions) EBITDA ($ in Millions) FCF ($ in Millions) 1 Gross Margin (%) E B IT D A Mar g i n ( %) - Core technology has been already developed, limiting ongoing R&D expenditures - Significant operating leverage from SG&A - REE only needs to assemble components at its Integration Centers, reducing CapEx requirements - Cash flow positive by 2025 (1) These projections are for illustrative purposes only and actual outcomes may differ materially. Metrics that are considered non - GAAP financial measures are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures. For more information about non - GAAP financial measures, see slide 4. (2) FCF defined as EBITDA less Capex and Investment in Working Capital

Thank You 42